UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2014

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas (Address of principal executive offices)	77060 (Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry Into a Material Definitive Agreement

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture

As previously disclosed, on March 31, 2014, Exterran Partners, L.P. (“we”) and our subsidiary, EXLP Finance Corp., as co-issuers, and certain of our subsidiaries, as guarantors (the “Guarantors”), entered into a Purchase Agreement with Wells Fargo Securities, LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), pursuant to which we agreed to sell $350.0 million in aggregate principal amount of 6% Senior Notes due 2022 (the “Notes”).  On April 7, 2014, we issued the Notes pursuant to an Indenture (the “Indenture”), by and among us, EXLP Finance Corp., the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). We issued the Notes pursuant to the Indenture in a transaction exempt from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will mature on October 1, 2022. The interest payment dates are April 1 and October 1 of each year, beginning on October 1, 2014.

Prior to April 1, 2018, we may redeem all or a part of the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make-whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. In addition, we may redeem up to 35% of the aggregate principal amount of the Notes prior to April 1, 2017 with the net proceeds of one or more equity offerings at a redemption price of 106.000% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after such redemption and the redemption occurs within 180 days of the date of the closing of such equity offering. On or after April 1, 2018, we may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to 103.000% for the twelve-month period beginning on April 1, 2018, 101.500% for the twelve-month period beginning on April 1, 2019 and 100.000% for the twelve-month period beginning on April 1, 2020 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the Notes.

The Indenture contains customary covenants that restrict our ability and the ability of certain of our subsidiaries to: (i) pay distributions on, repurchase or redeem our units or repurchase or redeem our subordinated debt; (ii) make investments; (iii) incur or guarantee additional indebtedness or issue preferred units; (iv) create or incur certain liens; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of our assets; (vii) enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. If the Notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

The Indenture also contains customary Events of Defaults. Each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest or special interest, if any, on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) our failure to comply with certain covenants relating to asset sales, repurchases of the Notes, merger or consolidation; (iv) our failure for 180 days after notice to comply with our reporting obligations under the Securities Exchange Act of 1934; (v) our failure for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by us or any of our restricted subsidiaries, whether such indebtedness or guarantee now exists or is created after the date of the Indenture, if such default: (a) is caused by a payment default; or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $25.0 million or more, subject to a cure provision; (vii) our failure or any of our restricted subsidiaries’ failure to pay final judgments aggregating in excess of $25.0 million (to the extent not covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force or effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to us or any of our restricted subsidiaries that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary. Upon a continuing Event of Default, the Trustee, by notice to us, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to us and the Trustee, may declare the Notes immediately due and payable, except that an Event of Default resulting from entry into a bankruptcy, insolvency or reorganization with respect to us, EXLP Finance Corp., any restricted subsidiary that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause the Notes to become due and payable.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On April 7, 2014, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with EXLP Finance Corp., the Guarantors and Wells Fargo Securities, LLC, as representative of the Initial Purchasers, in connection with the private placement of the Notes.

Under the Registration Rights Agreement, we will cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes and the related guarantees for substantially identical notes and guarantees that are registered under the Securities Act. We will use our commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act. In addition, we will use our commercially reasonable efforts to cause the exchange offer to be consummated not later than 365 days after April 7, 2014. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, we have agreed to file a shelf registration statement with respect to the Notes and guarantees. We are required to pay additional interest if we fail to comply with our obligations to register the Notes and guarantees within the specified time periods.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)         Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of April 7, 2014, by and among Exterran Partners, L.P., EXLP Finance Corp., the Guarantors named therein and Wells Fargo Bank, National Association

4.2

Registration Rights Agreement, dated as of April 7, 2014 by and among Exterran Partners, L.P., EXLP Finance Corp., the Guarantors named therein and Wells Fargo Securities, LLC, as representative of the Initial Purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

	By:	/s/ David S. Miller
David S. Miller
April 11, 2014		Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated as of April 7, 2014, by and among Exterran Partners, L.P., EXLP Finance Corp., the Guarantors named therein and Wells Fargo Bank, National Association

4.2

Registration Rights Agreement, dated as of April 7, 2014 by and among Exterran Partners, L.P., EXLP Finance Corp., the Guarantors named therein and Wells Fargo Securities, LLC, as representative of the Initial Purchasers